Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports Second Quarter Results

Seattle, Washington – August 3, 2005. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of network security, today announced its financial results for the second quarter ended June 30, 2005.

WatchGuard reported net revenue of $20.3 million for the second quarter of 2005, compared to $16.6 million in the previous quarter, and $22.5 million in the second quarter of 2004. Product revenue was $12.9 million, compared to $9.1 million in the previous quarter, and $15.5 million in the second quarter of 2004. Service revenue was $7.4 million, compared to $7.5 million in the previous quarter, and $7.1 million in the second quarter of 2004. Product revenue for the first quarter of 2005 was affected by WatchGuard’s transition to a sell-through revenue recognition model during the quarter in the U.S., Australia, and New Zealand. WatchGuard estimates the transition to a sell-through model in these regions reduced product revenues by approximately $2.0 million for the first quarter, not including changes in customer buying patterns upon conversion to a sell-through model, which cannot be reliably determined.

On a generally accepted accounting principles, or GAAP, basis, WatchGuard reported a net loss of $2.0 million, or $0.06 per share, in the second quarter, compared to a net loss of $3.9 million, or $0.12 per share, in the previous quarter, and a net loss of $0.6 million, or $0.02 per share, in the second quarter of 2004. Excluding amortization of acquisition-related costs, and non-cash stock-based compensation, WatchGuard reported a non-GAAP net loss of $0.8 million, or $0.02 per share, in the second quarter, compared to a non-GAAP net loss of $3.7 million, or $0.11 per share, in the previous quarter, and a non-GAAP net loss of $0.3 million, or $0.01 per share, in the second quarter of 2004. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s non-GAAP net loss per share for the quarter ended June 30, 2005, the quarter ended March 31, 2005, and the quarter ended June 30, 2004, is set forth at the end of this release.

WatchGuard ended June 30, 2005, with $75.7 million in cash and securities, of which $3.0 million is restricted cash under the terms of certain real estate lease agreements.

WatchGuard recently launched the Firebox X Peak, the Company’s latest high-performance line of integrated security appliances, Fireware Pro, the Company’s new advanced security and network operating system with enhanced Intelligent Layered Security, and a new Gateway Antivirus and Intrusion Prevention service for appliances running Fireware Pro. Later this month, WatchGuard plans to introduce a new SSL VPN solution.

“We believe that we have made progress on our operational objectives,” said Ed Borey, Chief Executive Officer of WatchGuard. “We are encouraged by our sequential revenue growth, improved gross margins, and careful expense management. We remain focused on driving revenue growth and managing to sustained long-term profitability to enhance shareholder value.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its first quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on August 3, 2005, at www.watchguard.com under “Investor Relations.”

About WatchGuard Technologies, Inc.

WatchGuard provides network security. The company’s Firebox X family of upgradeable appliances delivers the performance, functionality and security strength to meet the needs of organizations of any size. WatchGuard’s Intelligent Layered Security protects against emerging threats and provides the platform to integrate additional services offered by the Company. All WatchGuard products include a LiveSecurity Service subscription for vulnerability alerts, software updates, expert security instruction, as well as individualized and self-help customer care. WatchGuard is headquartered in Seattle, Washington, with offices throughout Europe and Asia. For more information, please visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow revenues, reach and sustain profitability, enhance shareholder value and improve our results of operations, statements about expected new products, services, features or functionality, and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that we will be unable to grow revenues, reach and sustain profitability or enhance shareholder value as expected or at all, the risk that our future operating results will fall below expectations, the risk that expected new products, services, features or functionality are not available when expected or at all, and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended March 31, 2005, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity, Firebox, Fireware and Peak are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004 (1)	June 30, 2005	June 30, 2004 (1)
Revenues:
Product	$12,878	$9,131	$15,457	$22,009	$29,101
Service	7,445	7,484	7,069	14,929	13,631

Total revenues	20,323	16,615	22,526	36,938	42,732

Cost of revenues (2):
Product	5,265	4,083	6,566	9,348	12,963
Service	1,457	1,471	1,431	2,928	2,775

Total cost of revenues	6,722	5,554	7,997	12,276	15,738

Gross margin	13,601	11,061	14,529	24,662	26,994

Gross margin percent	66.9%	66.6%	64.5%	66.8%	63.2%
Operating expenses (2):
Sales and marketing	7,607	7,946	8,302	15,553	16,699
Research and development	4,821	4,443	4,712	9,264	9,257
General and administrative	3,368	2,756	2,080	6,124	4,335
Amortization of other intangible assets	243	244	243	487	487

Total operating expenses	16,039	15,389	15,337	31,428	30,778

Operating loss	(2,438)	(4,328)	(808)	(6,766)	(3,784)
Interest and other income, net	488	452	287	940	553

Loss before income taxes	(1,950)	(3,876)	(521)	(5,826)	(3,231)
Provision for income taxes	29	42	29	71	43

Net loss	$(1,979)	$(3,918)	$(550)	$(5,897)	$(3,274)

Basic and diluted net loss per share	$(0.06)	$(0.12)	$(0.02)	$(0.17)	$(0.10)

Shares used in calculation of basic and diluted net loss per share	33,792	33,717	33,461	33,755	33,356

(1)    Operating results for the three months and six months ended June 30, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.

(2)    Includes stock-based compensation as follows:

Cost of revenues:
Product	$10	$—	$—	$10	$—
Service	52	—	—	52	—
Sales and marketing	252	—	2	252	4
Research and development	415	—	4	415	10
General and administrative	238	—	1	238	4

Total	$967	$—	$7	$967	$18

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation and Amortization of Other Intangible Assets

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004 (1)	June 30, 2005	June 30, 2004 (1)
Revenues:
Product	$12,878	$9,131	$15,457	$22,009	$29,101
Service	7,445	7,484	7,069	14,929	13,631

Total revenues	20,323	16,615	22,526	36,938	42,732

Cost of revenues:
Product	5,255	4,083	6,566	9,338	12,963
Service	1,405	1,471	1,431	2,876	2,775

Total cost of revenues	6,660	5,554	7,997	12,214	15,738

Gross margin	13,663	11,061	14,529	24,724	26,994

Gross margin percent	67.2%	66.6%	64.5%	66.9%	63.2%
Operating expenses:
Sales and marketing	7,355	7,946	8,300	15,301	16,695
Research and development	4,406	4,443	4,708	8,849	9,247
General and administrative	3,130	2,756	2,079	5,886	4,331

Total operating expenses	14,891	15,145	15,087	30,036	30,273

Pro forma operating loss	(1,228)	(4,084)	(558)	(5,312)	(3,279)
Interest and other income, net	488	452	287	940	553

Pro forma loss before income taxes	(740)	(3,632)	(271)	(4,372)	(2,726)
Provision for income taxes	29	42	29	71	43

Pro forma net loss	$(769)	$(3,674)	$(300)	$(4,443)	$(2,769)

Basic and diluted pro forma net loss per share	$(0.02)	$(0.11)	$(0.01)	$(0.13)	$(0.08)

Shares used in calculation of basic and diluted pro forma net loss per share	33,792	33,717	33,461	33,755	33,356

(1)	Operating results for the three months and six months ended June 30, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS IN THE FINANCIAL STATEMENTS:

(In thousands)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004 (1)	June 30, 2005	June 30, 2004 (1)
Pro forma net loss	$(769)	$(3,674)	$(300)	$(4,443)	$(2,769)
Adjustments to reconcile pro forma net loss to GAAP net loss in the financial statements:
Stock-based compensation	967	—	7	967	18
Amortization of other intangible assets	243	244	243	487	487

Net effect of pro forma adjustments	1,210	244	250	1,454	505

Net loss	$(1,979)	$(3,918)	$(550)	$(5,897)	$(3,274)

(1)	Operating results for the three months and six months ended June 30, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income (loss), and earnings (loss) per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses resulting from the variable accounting treatment of certain stock awards issued to employees and directors, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the RapidStream, Inc. acquisition; and

•	amortization of other intangible assets obtained in WatchGuard’s acquisition of RapidStream, Inc. in April 2002.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,303	$4,660
Short-term available-for-sale investments	63,413	72,189
Trade accounts receivable, net	6,354	7,305
Inventories, net	4,906	3,145
Prepaid expenses and other current assets	2,664	2,780

Total current assets	86,640	90,079
Property and equipment, net	5,413	6,303
Restricted cash	3,000	3,000
Goodwill	66,605	66,605
Other intangibles, net and other assets	2,182	2,494

Total assets	$163,840	$168,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,424	$3,214
Accrued expenses and other liabilities	8,774	7,581
Short-term accrued restructuring costs	1,206	1,289
Short-term deferred revenues	17,229	17,402

Total current liabilities	29,633	29,486
Long-term deferred rent	1,384	1,447
Long-term accrued restructuring costs	3,198	3,599
Long-term deferred revenues	2,107	1,818

Total liabilities	36,322	36,350
Total stockholders’ equity	127,518	132,131

Total liabilities and stockholders’ equity	$163,840	$168,481

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

unaudited

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004 (1)	June 30, 2005	June 30, 2004 (1)
Operating activities:
Net loss	$(1,979)	$(550)	$(5,897)	$(3,274)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	647	714	1,303	1,476
Amortization of other intangible assets	243	243	487	487
Stock-based compensation	967	7	967	18
Changes in operating assets and liabilities:
Trade accounts receivable, net	457	28	951	(1,098)
Inventories, net	(106)	(890)	(1,761)	(1,472)
Prepaid expenses and other current assets	306	(463)	116	203
Other assets	(192)	94	(175)	100
Accounts payable	(499)	35	(790)	534
Accrued expenses, other liabilities and deferred rent	(772)	(329)	1,130	(687)
Accrued restructuring costs	(169)	(488)	(484)	(1,016)
Deferred revenues	436	1,059	116	2,184

Net cash used in operating activities	(661)	(540)	(4,037)	(2,545)
Investing activities:
Purchases of property and equipment, net	(346)	(328)	(413)	(799)
Proceeds from maturities of marketable securities	14,925	18,485	41,572	27,600
Purchases of marketable securities	(12,692)	(18,731)	(32,835)	(25,962)

Net cash provided by (used in) investing activities	1,887	(574)	8,324	839
Financing activities:
Proceeds from stock option exercises and issuances of common stock under the employee stock purchase plan	10	701	356	2,091

Net cash provided by financing activities	10	701	356	2,091

Net increase (decrease) in cash and cash equivalents	1,236	(413)	4,643	385
Cash and cash equivalents at beginning of period	8,067	4,697	4,660	3,899

Cash and cash equivalents at end of period	$9,303	$4,284	$9,303	$4,284

(1)	Operating results for the three months and six months ended June 30, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.